Exhibit 99.1

NORTHWEST PRODUCTS SYSTEM

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

As of June 19, 2013

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Tesoro Logistics GP, LLC and
Unitholders of Tesoro Logistics LP

We have audited the accompanying Statement of Assets Acquired and Liabilities Assumed (the "Financial Statement") of the Northwest Products System as of June 19, 2013, described in Note A, and the related notes to the Financial Statement.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the Financial Statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that is free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed of the Northwest Products System, at June 19, 2013, described in Note A, in conformity with U.S. generally accepted accounting principles.

As described in Note A, the Financial Statement has been prepared on the basis of the allocation of Tesoro Logistics LP's purchase price as of June 19, 2013 to assets acquired and liabilities assumed pursuant to the Asset Sale and Purchase Agreements between Tesoro Logistics LP and Chevron Pipe Line Company. The Financial Statement is not intended to be a complete presentation of the Northwest Products System's assets and liabilities. Our opinion is not modified with respect to this matter.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
July 3, 2013

NORTHWEST PRODUCTS SYSTEM
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
As of June 19, 2013

June 19, 2013
(in thousands)
ASSETS ACQUIRED
Prepayments and other	$53
Property, plant and equipment	358,362
Goodwill	2,738
Other noncurrent assets	4,500
Total assets acquired	365,653

LIABILITIES ASSUMED
Current liabilities	6,196
Noncurrent liabilities	4,700
Total liabilities assumed	10,896

NET ASSETS ACQUIRED	$354,757

See accompanying notes to the statement of assets acquired and liabilities assumed.

NORTHWEST PRODUCTS SYSTEM
NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
As of June 19, 2013

NOTE A - BASIS OF PRESENTATION

As used in the notes herein, the terms "Tesoro Logistics LP," "TLLP," "the Partnership," "we" or "our" refer to Tesoro Logistics LP, one or more of its consolidated subsidiaries or all of them taken as a whole.

On June 19, 2013, Tesoro Logistics LP purchased the northwest products system (the "Northwest Products System") from Chevron Pipe Line Company and Northwest Terminalling Company, a wholly-owned subsidiary of Chevron Pipe Line Company, (collectively "CPL") for a total purchase price of $354.8 million (the "Northwest Products System Acquisition"). The purchase was completed through two asset sale and purchase agreements dated December 6, 2012, as amended. The Northwest Products System consists of a common carrier products pipeline running from Salt Lake City, Utah to Spokane, Washington, and a jet fuel pipeline to the Salt Lake City International Airport. It also includes certain assets of the Northwest Terminalling Company consisting of the Boise and Pocatello, Idaho and Pasco, Washington refined products terminals. In addition, TLLP acquired certain working capital assets, including a prepaid right of way easement and current assets and liabilities. TLLP also assumed certain environmental liabilities associated with the Northwest Products System. See Note E for additional information regarding the environmental liabilities assumed by TLLP.

The accompanying statement of assets acquired and liabilities assumed (the "Financial Statement") as of June 19, 2013 is presented based on the preliminary purchase price allocation TLLP used to record the Northwest Products System Acquisition in its financial statements. It represents the assets acquired and liabilities assumed per the asset sale and purchase agreements and is not intended to be a complete presentation of the Northwest Products System assets and liabilities. CPL advised TLLP that a majority of the source documentation required for an audit of the original cost basis of property, plant and equipment included in the Northwest Products System is no longer available. As such, an audit of the statement of assets acquired and liabilities assumed at historical net carrying value attributable to the Northwest Products System is not practicable. The accompanying statement was prepared specifically for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to represent a complete set of financial statements reflecting financial position, shareholders' equity, results of operations or cash flows of the Northwest Products System.

Subsequent events have been evaluated for recognition and disclosure through July 3, 2013, the date the Financial Statement was issued.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Financial Statement. Actual balances and results could be different from those estimates.

Property, Plant, and Equipment

Property, plant and equipment is stated at the acquisition date fair value per the purchase price allocation described in Note C. The acquired assets will be depreciated on a straight-line basis over their estimated useful life.

Asset Retirement Obligations

An asset retirement obligation ("ARO") is an estimated liability for the cost to retire a tangible asset. We record AROs at fair value in the period in which we have a legal obligation to incur this liability and can make a reasonable estimate of the fair value of the liability. Cost projections are based on engineering estimates, expected timing, probability of occurrence, experience gained from similar sites for which comparable projects have been completed and other closure costs using our credit-adjusted risk free rate.  These estimates will be re-evaluated and adjusted as necessary as more information becomes available. When the liability is initially recorded, the cost is capitalized by increasing the book value of the related long-lived tangible asset. The liability is accreted through operating expenses to its estimated settlement value and the related capitalized cost is depreciated over the asset's useful life. Settlement dates are estimated by considering our past practice, industry practice, management's intent and estimated economic lives.

NORTHWEST PRODUCTS SYSTEM
NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
As of June 19, 2013

Estimates of the fair value for certain AROs may not be made as settlement dates (or range of dates) associated with these assets are not estimable, because we intend to operate and maintain our assets as long as supply and demand for petroleum products exists. AROs primarily include regulatory or contractual obligations for the expected future demolition or removal of assets and related hazardous materials, if applicable, located at our facilities including the demolition or removal of tanks, pipelines or other equipment. No AROs have been recognized for the Northwest Products System because indeterminate settlement dates for the asset retirement prevent the estimation of the fair value of the associated ARO.

Goodwill

Goodwill represents the amount the purchase price exceeds the fair value of net assets acquired in a business combination. We do not amortize goodwill. We review the recorded value of goodwill for impairment on November 1st of each year, or sooner if events or changes in circumstances indicate the carrying amount of a reporting unit may exceed fair value.

Environmental Matters

Liabilities related to future remediation costs are recorded when environmental assessments and/or remedial efforts are probable and can be reasonably estimated. Cost estimates are based on the expected timing and extent of remedial actions required by governing agencies, experience gained from similar sites for which environmental assessments or remediation have been completed and the amount of our anticipated liability considering the proportional liability and financial abilities of other responsible parties. Usually, the timing of these accruals coincides with the completion of a feasibility study or a commitment to a formal plan of action. These estimates will be re-evaluated and adjusted as necessary as more information becomes available. Estimated liabilities are not discounted to present value.

Income Taxes

TLLP is a limited partnership and is not subject to federal or state income taxes. Accordingly, TLLP's taxable income or loss is included in the federal and state income tax returns of its partners. Therefore, there has been no allocation of taxes in the Financial Statement.

NOTE C - PURCHASE PRICE ALLOCATION

The purchase price of $354.8 million for the Northwest Products System was allocated to the assets acquired and liabilities assumed based upon their respective fair values at the date of acquisition, with the exception of environmental liabilities. TLLP calculated the fair value of the Northwest Products System with the assistance of an independent third-party valuation firm. This valuation was performed using the cost approach, market approach, or a combination of the methods, as determined appropriate for each type of asset. Our purchase price allocation is pending final determination of any post-closing adjustments, as defined in the purchase agreements, the completion of the independent appraisal and the finalization of our estimate of environmental liabilities. Our environmental liabilities are based on estimates from internal and third-party assessments and information known through the issue date of this Financial Statement. It is possible that these estimates will change and cause adjustment to the purchase price allocation as more information becomes available.

NOTE D - RELATED-PARTY TRANSACTIONS

All third-party terminal agreements and any contracts at June 19, 2013 between the Northwest Products System and Chevron affiliates were assigned to the Partnership, including agreements with Tesoro. The common carrier refined products pipeline and the jet fuel pipeline are regulated by the Federal Energy Regulatory Commission and therefore do not have contracts related to the throughput.

NORTHWEST PRODUCTS SYSTEM
NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
As of June 19, 2013

NOTE E - COMMITMENTS AND CONTINGENCIES

Commitments

In June 2012, CPL executed a Grant of Easement for Right-of-Way with the Bureau of Indian Affairs, U.S. Department of the Interior. This easement grants CPL a right-of-way for the transmission of petroleum products over the lands of the Fort Hall Indian Reservation of the Shoshone-Bannock Tribes. The easement is valid for a 20-year period beginning November 14, 2013, and terminating on November 13, 2033. The total compensation for this easement grant is $8.5 million, with the initial payment of $4.5 million paid upon the execution of the Grant of Easement. The future commitment of $4 million is due annually in $1 million installments, the first of which is due at the expiration of the existing pipeline right-of-way, which is November 13, 2013, and the remaining three payments are due over the next three consecutive years, the last of which is to be made on or before November 13, 2016.

Environmental Obligations

The Partnership is subject to federal, state and local laws and regulations governing environmental quality and pollution control. These laws and regulations require us to remove or remedy the effect of the disposal or release of specified substances at current and former operating sites.

On March 18, 2013, Chevron detected and responded to a leak on the Northwest Products System which resulted in a release of diesel fuel near Willard, Utah (the "Diesel Pipeline Release"). As a result of this release, a Corrective Action Order was issued on March 22, 2013 by the Pipeline and Hazardous Materials Safety Administration of the U.S. Department of Transportation. In addition, on April 11, 2013, the Department of Environmental Quality, Division of Water Quality, of the State of Utah issued a Notice of Violation and Compliance Order. The pipeline resumed diesel deliveries on May 4, 2013. Chevron will retain financial and operational responsibility to remediate the site of the release for a period of two years, in addition to paying any monetary fines and penalties assessed by any government authority arising from this incident. The Partnership assumed responsibility for performing additional testing and associated pipeline repairs on the diesel fuel pipeline pursuant to the Corrective Action Order upon acquiring the Northwest Products System. We have estimated the assumed liability related to these costs to be $5.9 million, which are expected to be incurred within the next twelve months. In addition, we have estimated that costs to monitor the leak subsequent to the two-year indemnification period will be $0.8 million which is included in noncurrent liabilities.

We also assumed other environmental liabilities related to the Northwest Products System, unrelated to the Diesel Pipeline Release, which are estimated to be $3.9 million and included in noncurrent liabilities. Our environmental liabilities are based primarily on estimates using third-party assessments and available information to date. It is possible these estimates will change as additional information becomes available.

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